UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549





                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): AUGUST 5, 2003


                        N-VIRO INTERNATIONAL CORPORATION
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


         DELAWARE                   0-21802                34-1741211
     (STATE  OR  OTHER            (COMMISSION           (IRS  EMPLOYER
        JURISDICTION             FILE  NUMBER)     IDENTIFICATION  NO.)
     OF  INCORPORATION)


     3450  W.  CENTRAL  AVENUE,  SUITE  328
     TOLEDO,  OHIO                                             43606
     (ADDRESS  OF  PRINCIPAL  EXECUTIVE  OFFICES)          (ZIP  CODE)


         REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (419) 535-6374

ITEM  5.     OTHER  EVENTS

N-Viro International Corporation (the "Company") announced today the 2003 Annual Stockholders Meeting will be held on November 13, 2003, as approved by the Board of Directors at a meeting on July 1, 2003. This is the second delay in the date of the annual meeting approved by the Board. The November 13, 2003 date is approximately 186 days later than the 2003 meeting date referenced in the Company's 2002 Notice of Annual Meeting and Proxy Statement dated April 5, 2002, and approximately 91 days later than August 14, 2003, the date announced on March 19, 2003. The reasons cited by the Board for delaying the annual meeting include the following: (1) the Company is planning on amending its 1998 Stock Option Plan, which expired in May of 2003, and additional time is necessary to finalize the form of the amendment prior to submitting it to shareholders for approval; (2) the Company's directors are planning an amendment to the Company's Certificate of Incorporation and By-Laws to change the number of directors on its Board, and, any actions approved by the Board with respect to amending the Company's Certificate of Incorporation would need to be approved by the shareholders at the annual meeting in order to be effective; and (3) the Company believes that by delaying the annual meeting it will realize cost savings through an enhanced ability to rely upon internal resources to prepare and administer the proxy documents and other public filings, as compared to solely relying on outside legal counsel to prepare such items.

As such, the Board of Directors advises that it has not extended the effective dates for shareholder proposals intended for inclusion in the Company's proxy materials for the 2003 Annual Meeting. Unless the Company had been given written notice by May 26, 2003 of a shareholder proposal to be presented at the 2003 Annual Meeting other than by means of inclusion in the Company's proxy materials for the meeting, persons named in the proxies solicited by the Board of Directors for the meeting may use their discretionary voting authority to vote against the proposal.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        N-VIRO INTERNATIONAL CORPORATION

Dated:          August  5,  2003          By:       /s/  James  K.  McHugh
                ----------------                  ------------------------
                                                         James  K.  McHugh
                                                 Chief  Financial  Officer